Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Israel Growth Partners Acquisition Corp.

We hereby consent to the inclusion in this Registration Statement on Form F-4 of our report dated October 24, 2006 relating to the financial statements of Israel Growth Partners Acquisition Corp. as of and for the period ended July 31, 2006, which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

BDO Seidman, LLP
New York, New York

July 2, 2008